UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

HNO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56568	20-2781289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41558 Eastman Drive, Suite B Murrieta, CA	92562
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (951) 305-8872

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 12, 2025, the Board of Directors of HNO International, Inc. (the “Company”), following consultation with management, concluded that the Company’s previously issued financial statements for the fiscal year ended October 31, 2024, and for the interim periods ended January 31, 2025 and April 30, 2025, should no longer be relied upon due to errors in the valuation of service stock issuances and the related stock-based compensation expense.

The Company determined that the valuation methodology applied in the original filings understated stock-based compensation expense. The revised valuation increased stock-based compensation expense by $1,108,368 for the fiscal year ended October 31, 2024, and by $4,827,055 for the quarter ended January 31, 2025. The January 31, 2025 adjustment carried forward into the subsequent quarter ended April 30, 2025. These non-cash adjustments resulted in corresponding increases to additional paid-in capital and adjustments to accumulated deficit.

The Company intends to file Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and Amendment No. 1 to its Quarterly Reports on Form 10-Q for the quarters ended January 31, 2025 and April 30, 2025, to correct these errors and update related disclosures.

The Company’s management has discussed these matters with its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNO International, Inc. (Registrant)
Date: September 19, 2025	By: /s/ Donald Owens Donald Owens Chief Executive Officer

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